Exhibit 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 1)

FRENCH BANK OF THE RIO DE LA PLATA
BANCO FRANCÉS DEL RIO DE LA PLATA, S.A.
(Name of Issuer)

     ORDINARY SHARES
Ps.1 NOMINAL VALUE PER SHARE
(Title of Class of Securities)

     05959110
(CUSIP Number)

BANCO BILBAO VIZCAYA, S.A.
Plaza de San Nicolás 4
48005 Bilbao, Spain
Tel. No.: (011) 341-374-6223
(Name, Address and Telephone Number of Persons Filing Statement)

RAYMOND SURGUY
Authorized Representative of Banco Bilbao Vizcaya, S.A.
116 E. 55th Street
New York, New York 10022
(212) 826-1320
(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

December 16, 1996
(Date of Event which Requires Filing of this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this statement because of Rule 13d-1(b)(3) or (4), check the following: [ ].

     Check the following box if a fee is being paid with this statement: [ ].

CUSIP No. 05959110*	SCHEDULE 13D	Page 2 of 5 Pages

1	NAME OF REPORTING PERSONS S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON BANCO BILBAO VIZCAYA, S.A.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☒
3	SEC USE ONLY
4	SOURCE OF FUNDS PF
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) or 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Kingdom of Spain
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 44,301,125
	8	SHARED VOTING POWER 0
	9	SOLE DISPOSITIVE POWER 44,301,125
	10	SHARED DISPOSITIVE POWER 0
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON ☐ 44,301,125
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 30.04%

14	TYPE OF REPORTING PERSON CO

*SEE INSTRUCTIONS BEFORE FILLING OUT!

*	Three ordinary shares are evidenced by one American Depository Share of Banco Francés del Rio de la Plata, S.A. The CUSIP number is for the American Depository Shares.

SEC 1746 (9-88)

     Banco Bilbao Vizcaya, S.A., a Spanish corporation (“BBV”) hereby amends its Report on Schedule 13D, originally filed on October 17, 1996 (the “Schedule 13D”), with respect to the purchase of Ordinary Shares, Ps. 1 nominal value per share (the “Ordinary Shares”) of Banco Francés del Rio de la Plata S.A., an Argentinean corporation (the “Company”). Terms not otherwise defined herein have the meanings assigned to them in Schedule 13D.

Item 3. Source and Amount of Funds or Other Consideration.

     Item 3 is hereby amended by adding the following after the first paragraph thereof:

     “On December 16, 1996, BBV acquired 44,301,125 Ordinary Shares of the Company. The total consideration paid for such Ordinary Shares was U.S.$374,630,250.”

Item 4. Purpose of Transaction.

     Item 4 is hereby amended by deleting the second paragraph in its entirety and in lieu thereof replacing it with the following:

     “Pursuant to the Agreement, BBV has appointed Dr. Gervasio Collar Zabaleta, Dr. José Ignacio Goirigolzarri and Dr. Juan Ignacio Giménez Echeverría to the board of directors of the Company.”

Item 5. Interest in Securities of the Issuer.

     Items 5(a) and 5(b) are hereby deleted in their entirety and in lieu thereof shall be replaced by the following:

     “(a)  BBV has purchased and, for the purpose of Rule 13d-3 promulgated under the Exchange Act, beneficially owns approximately 44.3 million Ordinary Shares, representing approximately 30% of the outstanding equity of the Company.

      (b)  BBV has the power to vote and to dispose of 44,301,125 Ordinary Shares.”

Item 6.  Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Company.

     Item 6 is hereby amended by deleting the first sentence in its entirety.

SIGNATURE

     After reasonable inquiry and to the best knowledge and belief of the undersigned, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Date: December 20, 1996

BANCO BILBAO VIZCAYA, S.A.

By:	/s/ Raymond Surguy

	Name:	Raymond Surguy
	Title:	Authorized Representative
Banco Bilbao Vizcaya, S.A.
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